Exhibit 10.2

LIMITED COVENANT NOT TO SUE AND RELEASE OF LIMITED GUARANTY

This Limited Covenant Not to Sue and Release of Limited Guaranty (“Agreement”) is made and entered into as of October 19, 2008 by and among Southwest Casino Corporation, a Nevada corporation (“SCC”), Southwest Casino and Hotel Corp., a Minnesota corporation (“SCH”) (SCC and SCH are referred to herein each individually as a “Guarantor” and collectively, as the “Southwest Guarantors”), and Black Diamond Commercial Finance, L.L.C., a Delaware limited liability company, as Agent (“Agent”). Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement, dated as of April 20, 2007 (as heretofore amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Borrower, North Metro Hotel, LLC, a Minnesota limited liability company, as a guarantor and a Loan Party (“Hotel LLC”), the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”), and Agent, Lenders have made certain loans and financial accommodations to Borrower;

WHEREAS, SCC, SCH and Agent are parties to that certain Limited Guaranty dated as of July 1, 2008 (the “Southwest Guaranty”), pursuant to which the Southwest Guarantors unconditionally guaranteed the Obligations on a limited basis as set forth therein, and SCH and Agent are parties to that certain Pledge Agreement, dated as of April 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Southwest Pledge Agreement”), pursuant to which SCH pledged to Agent, for the benefit of itself and the benefit of Lenders, a first priority security interest in the Pledged Collateral (as defined in the Southwest Pledge Agreement);

WHEREAS, MTR-Harness, Inc., a Minnesota corporation (“MTR Harness”), MTR Gaming Group, Inc., a Delaware corporation (“MTR Gaming”) (MTR Harness and MTR Gaming are referred to herein each individually as an “MTR Guarantor” and collectively, as the “MTR Guarantors”) and Agent are parties to that certain Limited Guaranty dated as of July 1, 2008 (the “MTR Guaranty”), and MTR Harness and Agent are parties to that certain Pledge Agreement, dated as of April 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “MTR Pledge Agreement”);

WHEREAS, certain Events of Default have occurred and are continuing under the Credit Agreement as of the date hereof (the “Existing Defaults”), and as a result of the Existing Defaults, Agent and the Lenders have terminated their obligation to make further extensions of credit to or for the benefit of Borrower and are entitled to exercise any and all default-related rights and remedies under the Credit Agreement, other Loan Documents (which term, for purposes of this Agreement, does not include the MTR Pledge Agreement or the MTR Guaranty) and/or applicable law;

WHEREAS, the parties hereto are also party to that certain Settlement Agreement of even date herewith, which contemplates the execution of this Agreement in conjunction with certain other Agreements to be executed concurrently herewith; and

WHEREAS, in consideration of SCH’s entry into the Settlement Agreement, Agent has agreed that, subject to the terms and conditions hereof, it would not sue to enforce the Southwest Guaranty.

NOW THEREFORE, in consideration of one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Conditions Precedent. The obligations of Agent under this Agreement are subject to the satisfaction of all of the applicable conditions set forth below:

(a) Agent shall have received a fully executed copy of that certain Settlement Agreement among SCH, SCC and Agent, dated as of the date hereof (the “Settlement Agreement”);

(b) Agent shall have received a fully executed copy of that certain Limited Liability Company Interest Purchase Agreement between SCH and Agent, dated as of the date hereof (the “Purchase Agreement”);

(c) Agent shall have received a fully executed Consulting Agreement between SCH and Agent, dated as of the date hereof (the “Consulting Agreement,” and, collectively with this Agreement, the Settlement Agreement and the Purchase Agreement, the “Transaction Documents”); and

(d) The transactions contemplated by the Purchase Agreement shall have closed and been consummated by no later than October 19, 2008.

2.                                      Covenant Not To Sue. Agent, on behalf of itself and its affiliates, successors and assigns, hereby agrees not to initiate against the Southwest Guarantors or any of their respective successors, assigns, insurers, administrators, heirs, and beneficiaries (the “Southwest Parties”), any proceeding of any nature based on any claim seeking to enforce the Southwest Guaranty or otherwise recover any amounts due thereunder from any of the Southwest Parties during the period from the date hereof until the earliest to occur of any of the following:

(a) the occurrence of any default or event of default under any of the Transaction Documents (other than a default or event of default arising as a result of the action or inaction of Agent), or the breach (by any party other than Agent) of any term or condition of any of the Transaction Documents; and

(b) the date on which any court or any federal, state or local agency, or any other tribunal or body of competent jurisdiction determines, or the date on which one or more of the Southwest Guarantors asserts or alleges (whether in a claim or cause of action commenced by any party in any court or before any federal, state or local agency, or any other tribunal or body, or otherwise in any writing to Agent) that any of the Transaction Documents or any of the transactions contemplated thereby are invalid or unenforceable in whole or in part.

3.                                      Release and Termination of Southwest Guaranty. Any and all rights and obligations of SCC, SCH, Agent and Lenders under the Southwest Guaranty will be released on, and the Southwest Guaranty will be of no further force and effect as of, the later to occur of:

(a) the earlier to occur of the following:

(1)             a final determination by a court of competent jurisdiction that Agent: (i) has duly and properly acquired all right, title and interest in and to the Acquired Interest (as such term is defined in the Purchase Agreement, the “Acquired Interest”) formerly owned by SCH, (ii) has properly succeeded to SCH’s Membership Interest (as such term is defined in the Purchase Agreement, the “Membership Interest”) in North Metro Harness Initiative, LLC, a Minnesota limited liability company (“North Metro”), except that portion of the Membership Interest comprising the Retained Interest (as such term is defined in the Purchase Agreement, the “Retained Interest”), and (iii) is a “Member,” “Substitute Member” and “Managing Member” (as such terms are defined in the Member Control Agreement) for all purposes and in all respects under the Member Control Agreement (as such term is defined in the Purchase Agreement, the “Member Control Agreement”); and

(2)             the receipt by Agent of documentation, in form and substance reasonably acceptable to Agent, executed and delivered by all of the Members (as such term is defined in the Member Control Agreement) of North Metro: (i) acknowledging and consenting to Agent’s acquisition of the Acquired Interest; (ii) admitting Agent as a “Member,” “Substitute Member” and “Managing Member” (as such terms are defined in the Member Control Agreement) under the Member Control Agreement for all purposes and in all respects; and (iii) acknowledging and consenting to Agent’s succession to SCH’s Membership Interest in North Metro, except that portion of the Membership Interest comprising the Retained Interest; and

(b) the satisfaction of all obligations of SCH under the Consulting Agreement.

4.                                      Reservation of Rights; No Effect on Obligations or Liens of Agent. Except to the extent explicitly set forth herein and in the Transaction Documents, Agent expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement, the Southwest Guaranty, the MTR Guaranty, the Southwest Pledge Agreement, the MTR Pledge Agreement and all other Loan Documents and/or applicable law, including, without limitation, its right at any time, as applicable, (i) to accelerate the Obligations, (ii) to commence any legal or other action to collect any or all of the Obligations from any or all of the Borrower and the other Loan Parties and/or any Collateral or any property pledged by any other person or entity as security for the Obligations (the “Other Collateral”), (iii) to foreclose or otherwise realize on any or all of the Collateral or Other Collateral and/or as appropriate (including to foreclose on the Pledged Collateral under the Southwest Pledge Agreement and/or the MTR Pledge Agreement), set-off or apply to the payment of any or all of the Obligations, any or all of the Collateral or Other Collateral, (iv) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the Southwest Guaranty, the MTR Guaranty, the Southwest Pledge Agreement, the MTR Pledge Agreement and all other Loan Documents and/or applicable law, and (v) to reject any forbearance, financial restructuring or other proposal, other than the transactions contemplated in this Agreement and the Transaction Documents, made by or on behalf of the Borrower, any other Loan Party or any creditor or equity holder. No oral representations or course of dealing on the part of Agent, any Lender or any of its officers, employees or agents, and no failure or delay by Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, the Southwest Guaranty, the MTR Guaranty, the Southwest Pledge Agreement, the MTR Pledge Agreement or any of the other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. Nothing herein or in the Settlement Agreement, the Purchase Agreement or the Consulting Agreement shall have any effect on the validity or enforceability of the Obligations or the liens and security interests of Agent securing the Obligations.

5.                                      Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

6.                                      Governing Law. THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7.                                      Consent to Jurisdiction. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION,

ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES TO THIS AGREEMENT EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE SOUTHWEST GUARANTORS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE SOUTHWEST GUARANTORS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE SOUTHWEST GUARANTORS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

8.                                      Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES TO THIS AGREEMENT WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.                                      Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, sent by e-mail, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given:  (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York time; (c) if sent by e-mail, by the sender’s receipt of an e-mail acknowledgment confirming delivery thereof, (d) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (e) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed

Notices shall be addressed as follows:

If to the Southwest Guarantors:	Southwest Casino Corporation and Southwest
Casino and Hotel Corp
2001 Killebrew Drive, Suite 350
Minneapolis, MN 55425
ATTN: President
Fax: 952-853-9991

With a copy to:	Oppenheimer Wolff & Donnelly, LLP
Plaza VII, Suite 3200
35 South 7th Street
Minneapolis, MN 55402
ATTN: D. William Kaufman
Fax: 612-607-7100

If to Agent:	Black Diamond Commercial Finance, L.L.C.
100 Field Drive
Lake Forest, IL 60045-2580
ATTN: Hugo H. Gravenhorst
Fax: 847-615-9064

With a copy to:	Black Diamond Capital Management, L.L.C.
One Sound Shore Drive
Suite 200
Greenwich, Connecticut 06830
ATTN: Bob Rosenbloom
Fax: 203-552-1014

And to:	Latham & Watkins LLP
233 South Wacker Drive
Suite 5800, Sears Tower
Chicago, Illinois 60606
ATTN: Jeff Moran
Fax: 312-993-9767

10.                                References, Pronouns And Headings. Except as otherwise specifically indicated, all references to Section or Subsection numbers refer to Sections and Subsections of this Agreement and all references to Exhibits refer to the Exhibits attached hereto. The words “hereby,” “hereof,” “herein,” “hereto,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. The word “or” means “and/or” and the words “include” and “including” shall not be construed as terms of limitation. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

11.                                Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, no party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of Agent, in the case of an assignment by SCC or SCH, or of SCC and SCH, in the case of an assignment by Agent, and any purported assignment without such consent shall be null and void; provided, however, that (a) SCC, SCH and Agent may make such an assignment without consent to (i) its affiliates or (ii) a successor to all or a material portion of its assets or business, whether in a merger, sale of stock, sale of assets or other transaction, the definitive written agreement for which shall contain an express assumption by the successor or assignee of the obligations of SCC, SCH or Agent, as the case may be, hereunder and (b) Agent may make such assignment without consent to any Lender under the Credit Agreement.

12.                                No Waiver. Any extension or waiver of the obligations herein of either party shall be valid only if set forth in an instrument in writing referring to this section and signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

13.                                No Oral Modification. Neither this Agreement nor any of its terms or provisions may be amended, modified, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

14.                                Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such cost and expenses.

15.                                Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof (including the Transaction Documents), contains the full agreement between the parties hereto on its subject matters, and supersedes and renders null and void all prior agreements or understandings, whether written or oral, which exist or may have existed between the parties with respect to its subject matters.

16.                                Construction. Each of the parties hereto acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the parties hereto and thereto.

17.                                Additional Documents. The parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement and the other Transaction Documents.

18.                                No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and permitted assigns.

19.                                Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument. The parties agree that telecopied copies of signatures will be sufficient, with original signature pages to be supplied and exchanged at a later date.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOUTHWEST CASINO CORPORATION

By:	/s/ Thomas E. Fox
Name:	Thomas E. Fox
Its:	President

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/ Thomas E. Fox
Name:	Thomas E. Fox
Its:	President

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., as Agent

By:	/s/ Hugo H. Gravenhorst
Name:	Hugo H. Gravenhorst
Its:	Managing Director